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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 11, 1999



                           NEXTEL INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


       WASHINGTON                         333-26649                           91-167-1412
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 (State or other jurisdiction           (Commission File                    (I.R.S. Employer
       of incorporation)                     Number)                         Identification)
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 1191 Second Avenue, Suite 1600, Seattle, WA                      98101
 -------------------------------------------                      -----
   (Address of principal executive offices)                       (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (206) 749-8000
                                                           --------------

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ITEM 5.     OTHER EVENTS.

            ARGENTINA CREDIT FACILITY. On May 12, 1999, Nextel Argentina S.R.L.
("Nextel Argentina"), a wholly owned subsidiary of Nextel International, Inc.
(the Company"), and the lenders under Nextel Argentina's $100 million secured credit facility (the "Argentina Credit Facility") entered into an amendment to the Argentina Credit Facility (the "Argentina Amendment") modifying certain financial covenants under such facility. The Argentina Amendment became effective as of May 26, 1999. As a result of the Argentina Amendment, the Company entered into a new capital subscription agreement with Nextel Argentina that will require the Company to contribute additional equity to Nextel
Argentina during the term of the Argentina Credit Facility.

            Concurrently with the execution of the Argentina Amendment, Motorola
Credit Corporation agreed to provide up to $50 million in loans to Nextel
Argentina as incremental loans under the Argentina Credit Facility for purchases of qualifying iDEN(R) equipment and related services.

            A copy of the Argentina Amendment, which is attached hereto as
Exhibit 99.1, is incorporated herein by reference, and the descriptions herein are qualified in their entirety by such reference


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Financial Statements of Business Acquired.

                  None

            (b)   Pro Forma Financial Information.

                  None

            (c)   Exhibits.

                  99.1   Amendment No. 3, dated May 12, 1999, between Nextel
                         Argentina S.R.L. and the lenders named therein.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:       June 11, 1999           NEXTEL INTERNATIONAL, INC.



                                    By: /S/ Heng-Pin Kiang
                                       -------------------
                                            Heng-Pin Kiang
                                            Vice President and General Counsel


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